                          [Republic Bancorp Inc. Logo]

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2000

     NOTICE IS HEREBY GIVEN that Republic Bancorp Inc.'s 2000 annual meeting of stockholders will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan, at 9:00 a.m., local time, on Wednesday, April 26, 2000, for the following purposes:

     . To elect 21 directors of Republic for one year terms expiring at the next annual meeting of stockholders and upon the election and qualification of their successors or upon their earlier resignation or removal.

     .        To ratify an amendment to the Republic Bancorp Inc. 1998 Stock
              Option Plan.

     . To conduct such other business as may properly come before this meeting or any adjournments or postponements of the meeting.

     Your Board of Directors is not aware of any other business to come before this meeting.

     The close of business on March 8, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournments or postponements thereof. Republic common stock constitutes the only security whose holders are entitled to vote at this meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at this meeting and any adjournments or postponements of the meeting. A list of Republic stockholders entitled to vote at this meeting will be available for examination at the meeting.

     You may revoke your proxy at any time prior to its exercise. Any stockholder of record present at the meeting or at any adjournments or postponements thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.

     This notice and the accompanying proxy statement were first mailed to our stockholders on or about March 25, 2000. They were prepared by management for your Board of Directors and are being furnished to you in connection with the solicitation of proxies by your Board of Directors for use at the meeting. They describe in more detail the matters to be acted upon at the meeting and your voting rights with respect to such matters. Please review them carefully.

                                      By order of the Board of Directors,

                                  /s/ George E. Parker III
                                      ----------------------------------------
March 17, 2000                        George E. Parker III
                                      General Counsel and Corporate Secretary


     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, EVEN
                           IF YOU EXPECT TO ATTEND.
               PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

                        GENERAL INFORMATION ABOUT VOTING

     UNLESS YOU INSTRUCT OTHERWISE, YOUR PROXIES WILL VOTE FOR EACH OF THE 21 DIRECTOR NOMINEES NOMINATED BY YOUR BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE AMENDMENT TO OUR 1998 STOCK OPTION PLAN, AND IN THEIR DISCRETION ON EVERY OTHER PROPOSAL CONSIDERED AT THE MEETING.

WHO CAN VOTE?

     You can vote your shares of common stock at the meeting if our records show that you owned the shares on March 8, 2000. A total of 45,223,330 shares of common stock can vote at the meeting.

HOW MANY VOTES DO I HAVE?

     On each matter considered at the meeting, other than the election of directors, you will have one vote for each of your shares of common stock.

     Voting for the election of directors will be cumulative. This means that you are entitled to a number of votes in the election of directors equal to 21 (the total number of directors to be elected) multiplied by the number of shares you are entitled to vote. For example, if you are entitled to vote 100 shares then you will have 2100 votes in the election of directors (100 shares x 21 directors to be elected = 2100). You may cast all of your votes for one candidate, or you may distribute these votes among the nominees as you want. Your proxies can cumulate or distribute the votes they are entitled to cast as they see fit. However, unless you otherwise indicate on your proxy card your votes will be distributed equally among the nominees.

HOW DO I VOTE?

     You can vote on matters that are properly presented at the meeting in four ways:

  .  You can come to the meeting and cast your vote there; or

  . You can vote by signing and returning the enclosed proxy card in the enclosed envelope; or

  .  You can vote by phone by calling toll-free 1-877-PRX-VOTE
     (1-877-779-8683) on a touch tone telephone, entering the control number located on the enclosed proxy card, and following the instructions on the enclosed proxy card; or

  .  You can vote by Internet at HTTP://WWW.EPROXYVOTE.COM/RBNC.
     Enter the control number located on the enclosed proxy card and follow the instructions provided.

     If you sign and return the enclosed proxy card or vote by telephone or the Internet, the proxies named on the enclosed proxy card will vote your shares of common stock as you instruct. If you do not vote on a proposal, your proxies will vote for you on that proposal. UNLESS YOU INSTRUCT OTHERWISE, YOUR PROXIES WILL VOTE FOR EACH OF THE 21 DIRECTOR NOMINEES NOMINATED BY YOUR BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE AMENDMENT TO OUR 1998 STOCK OPTION PLAN, AND IN THEIR DISCRETION ON EVERY OTHER PROPOSAL CONSIDERED AT THE MEETING.

HOW DO I VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

     If your shares are held in the name of your broker, a bank, or other nominee, then that party should give you instructions for voting your shares.

CAN I REVOKE MY PROXY OR CHANGE MY VOTE?

     Yes. If your shares are held in your name and not through a broker or bank, then you can change your vote at any time before your proxy is voted at the meeting. You can do this in three ways: First, you can send a written statement that you would like to revoke your proxy. Second, you can send a new proxy card. You should send your revocation or new proxy card to George E. Parker III, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867. Third, you can attend the meeting and vote in person. However, your attendance alone will not revoke your proxy. If you instructed a broker or bank to vote your shares, then you must follow its directions for changing those instructions.

HOW ARE VOTES COUNTED?

     We will hold the meeting if holders of a majority of the shares of common stock entitled to vote are represented by proxy or in attendance at the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     If your shares are held in the name of a nominee, and you do not tell the nominee by April 25, 2000 how to vote your shares (so-called "broker nonvotes"), then the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

     Except for the election of directors, any action taken by a vote of our stockholders at the meeting will be authorized by a majority of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the action.

                              ELECTION OF DIRECTORS

NOMINEES

     Your Board of Directors, consisting of 21 members, will be elected at the annual meeting. The individuals who are elected as directors at this meeting will hold office for a term expiring at the next annual meeting of stockholders and upon the election and qualification of their respective successors or upon their earlier resignation or removal.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE 21 DIRECTOR NOMINEES NOMINATED BY YOUR BOARD OF DIRECTORS.

     The 21 nominees receiving the highest number of votes will be elected directors. All of the nominees are currently directors of Republic. Each has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed for the nominees are as of March 8, 2000. Biographical information concerning the nominees is presented below:



                                                                                                Officer/
       Name                                  Position                       Age                 Director since
       ----                                  --------                       ---                 --------------
Jerry D. Campbell                     Chairman of the Board                 59                  1985

Dana M. Cluckey                       President and Chief Executive         40                  1986/1995
                                      Officer and Director

George J. Butvilas                    Vice Chairman of the Board            54                  1990 (D)

Mary P. Cauley                               Director                       52                  1998 (D)

Steven Coleman                               Director                       47                  1998 (D)

Richard J. Cramer, Sr.                       Director                       59                  1991

Dr. George A. Eastman                        Director                       65                  1990

Howard J. Hulsman                            Director                       61                  1985

Gary Hurand                                  Director                       53                  1990

Dennis J. Ibold                              Director                       51                  1993

Stanley A. Jacobson                          Director                       49                  1996 (D)

John J. Lennon                               Director                       63                  1993

Sam H. McGoun                                Director                       60                  1990

Kelly E. Miller                              Director                       45                  1990

Joe D. Pentecost                             Director                       68                  1985

Randolph P. Piper                            Director                       51                  1982 (D)

Dr. Isaac J. Powell                          Director                       59                  1998

B. Thomas M. Smith, Jr.                      Director                       65                  1995 (D)

Dr. Jeoffrey K. Stross                       Director                       58                  1993

Peter Van Pelt                               Director                       67                  1988 (D)

Steven E. Zack                               Director                       49                  1996 (D)

-------------------

(D) Date shown represents the year in which the above individual became a director of D&N Financial Corporation. Each became a director of Republic effective May 17, 1999 upon completion of the merger of Republic and D&N.

     Jerry D. Campbell has served as Chairman of the Board of Republic since it was organized and served as Chief Executive Officer from April 1986 to January 2000. From April 1986 to January 1996, Mr. Campbell also served as President of Republic. Mr. Campbell is a director of Newcor, Inc. and Professionals Group, Inc. and a director and President of Magna Entertainment Corporation, all of which are publicly held companies. Mr. Campbell has a B.S. degree in liberal arts from Central Michigan University, and a M.B.A. degree from Wayne State University and a M.B.A. degree from The University of Michigan.

     Dana M. Cluckey has served as President and Chief Executive Officer of Republic since January 2000, and has served as President and Chief Operating Officer since January 1996. He has been employed by Republic since September 1986. From November 1992 to January 1996 he was Executive Vice President and Treasurer of Republic, from October 1987 to November 1992 he was the Chief Financial Officer of Republic and from September 1986 to October 1987 he was the Controller of Republic and Cashier of Republic Bank. Mr. Cluckey has a B.B.A. degree from The University of Michigan and is a Certified Public Accountant.


     George J. Butvilas has served as Vice Chairman of the Board of Republic since May 1999. In February 2000, he was appointed Vice Chairman of D&N Bank. He served as President Chief Executive Officer of D&N Bank from May 1991 to February 2000 and from May 1990 to May 1991 he was President. Prior to joining D&N, he served most recently as Executive Vice President and Director of Boulevard Bancorp, Inc. of Chicago, Illinois. A graduate of the U.S. Naval Academy, he has a M.B.A. degree from the Illinois Institute of Technology and graduated from the Advanced Management Program of the Harvard University Graduate School of Business.

     Mary P. Cauley has been an attorney with Plunkett & Cooney of Detroit, Michigan since 1987, and a partner of that firm since 1995. Her legal specialties are labor law and employment defense. She has a B.S. degree from Northern Michigan University, a M.A. degree from the University of Northern Colorado, and a J.D. degree cum laude from the Detroit College of Law.

     Steven Coleman is President and Chief Executive Officer of Abrix Financial Services, LLC of Des Plaines, Illinois. From 1985 to 1998, Mr. Coleman served as the Executive Vice President and Managing Director of Near North Insurance Brokerage, Inc., the largest subsidiary of Near North National Group of Chicago, Illinois. He has a B.A. degree from the University of Illinois.

     Richard J. Cramer, Sr. is President of Dee Cramer, Inc., sheet metal, heating and air conditioning contractors, where he has been employed since 1964. Mr. Cramer has a B.S. degree from the University of Notre Dame and a M.S. degree from Michigan State University.

     Dr. George A. Eastman is an Orthodontic Consultant. Dr. Eastman previously had a private practice in Flint, Michigan since 1963. Dr. Eastman has a M.S. degree from The University of Michigan and a D.D.S. degree from The University of Michigan.

     Howard J. Hulsman is Chairman of the Board of Ross Learning, Inc., a private educational concern of Oak Park, Michigan, and has served in that capacity since 1984. From 1973 to 1984, he served as the President of Ross Learning, Inc. Mr. Hulsman has a B.S. degree from Ferris State College and a M.A. degree from Central Michigan University.

     Gary Hurand is President of Dawn Donut Systems, Inc., and has served in that capacity since 1971. Mr. Hurand is a Trustee of BRT Realty Trust, a publicly held company located in Great Neck, New York. Mr. Hurand has a B.A. Degree from Michigan State University.

     Dennis J. Ibold is President of Petersen & Ibold (attorneys at law) of Chardon, Ohio and has been with the firm since 1973. Mr. Ibold has a B.A. degree from Marquette University and a J.D. degree from Cleveland State University.

     Stanley A. Jacobson is an attorney and has been active in southeastern Michigan real estate developments for his own account and in association with Mark Jacobson & Associates, Inc. since 1986. Mr. Jacobson was President since 1989, and a director since 1975, of Macomb Federal Savings Bank until its merger with D&N Bank in 1996. He has a B.B.A. degree from The University of Michigan, a M.B.A. degree from New York University, and a J.D. degree from the University of Detroit.

     John J. Lennon is retired. From 1977 to 1987, Mr. Lennon was Chairman and Chief Executive Officer of White Engines, Inc. of Canton, Ohio.

     Sam H. McGoun is an insurance consultant. From 1985 to 1999, Mr. McGoun was President and Chief Executive Officer of Willis Corroon Corporation of Michigan, Inc., an insurance agency. Mr. McGoun has a B.S. degree from Miami University of Ohio.

     Kelly E. Miller is President and Chief Executive Officer of Miller Exploration Company, a publicly held oil and gas exploration and production company headquartered in Traverse City, Michigan, and has served in this capacity since its founding in 1997. Mr. Miller was also President of Miller Oil Corporation, a joint venture capital company concentrating in the oil and gas industry, from 1986 through 1997. Mr. Miller has B.S. and B.B.A. degrees from the University of Oklahoma.

     Joe D. Pentecost has served as President of Better Properties, Inc., a commercial real estate development company of Lansing, Michigan since 1965.

     Randolph P. Piper has been an attorney-at-law in Flint, Michigan for over 25 years. He was a director of First Federal Savings and Loan Association of Flint from 1979 until its merger with D&N Bank in 1982. He has a B.A. degree from Albion College and a J.D. degree from the University of Detroit Law School.

     Dr. Isaac J. Powell is board certified in Urology and has practiced medicine since 1974. Since 1997, Dr. Powell has been an Associate Professor in Urology at the Karmanos Cancer Institute. He has also been Assistant Professor in Urology in the Department of Urology, Wayne State University, School of Medicine, Detroit, Michigan since 1986. Dr. Powell is also Chief of Urology at Veterans Hospital, Allen Park, Michigan. He has a B.S. degree from The University of Michigan, a M.S. degree from Howard University and a M.D. degree from the Indiana University Medical School.

     B. Thomas M. Smith, Jr. was a consultant for ITT Corporation, a multi-national conglomerate headquartered in New York, from January 1996 to December 1996 and is now retired. Prior to that, he served as Vice President and Director of Corporate Purchasing for ITT. He has a B.A. degree from Kalamazoo College and a M.A. degree from Michigan State University.

     Dr. Jeoffrey K. Stross is a Professor of Internal Medicine, University Medical Center, The University of Michigan. He has a B.S. degree from The University of Michigan and a M.D. degree from The University of Michigan.

     Peter Van Pelt is a retired Management Consultant. From 1994 to 1999 he served as the manager of North Wind Books (and its predecessor business, The Museum Shop) of Eagle Harbor, Michigan. He also is an independent management consultant. Prior to 1990, he served as President of Runzheimer International of Rochester, Wisconsin, a specialized management consulting firm. He has a B.A. degree from Swarthmore College in Pennsylvania.

     Steven E. Zack has served as President of Global Commercial Credit, a specialty insurance firm in Franklin, Michigan, since 1996 and as Executive Vice President of J.A. Versical & Associates, Inc., a Michigan retail insurance broker, since 1994. From 1992 to 1994, he served as an independent insurance consultant. Mr. Zack was a director of Macomb Federal Savings Bank from 1989 until its merger with D&N Bank in 1996. He has B.S. and B.A. degrees from Michigan State University.

     If any director nominee is unable to serve, your Board of Directors may reduce its size or designate a substitute. If a substitute is designated, then proxies voting FOR the election of the original director nominee will be cast FOR the election of the substituted nominee. At this time, your Board of Directors knows of no reason why any of the original director nominees might be unable to serve, if elected.

BOARD COMMITTEES AND MEETINGS

     Your Board of Directors conducts its business through its meetings and through the activities of its committees. Your Board of Directors has three standing committees:


Name of Committee
And Members                                          Function of the Committee                  Meetings in 1999
---------------------                                -------------------------                  ----------------
EXECUTIVE
Jerry D. Campbell,                       .   Meets in place of full Republic Board on                   8
   Chairperson                               special issues or when the entire Republic
George J. Butvilas                           Board does not convene
Dana M. Cluckey                          .   May act on behalf of full Republic Board on all
Howard J. Hulsman                            but major corporate matters
Gary Hurand                              .   All actions taken by this committee are
Dennis J. Ibold                              reported at next meeting of the full Republic
Stanley A. Jacobson                          Board
B. Thomas M. Smith, Jr.
Jeoffrey K. Stross

AUDIT
Howard J. Hulsman,                       .   Confers with independent accountants and risk              2
   Chairperson                               management department regarding scope of
Richard J. Cramer                            examinations
George A. Eastman                        .   Reviews qualifications and reports of
Gary Hurand                                  independent accountants and internal auditors
John J. Lennon                           .   reviews recommendations about internal controls
Sam H. McGoun                            .   recommends selection of independent accountants
Isaac J. Powell                              to the Republic Board
B. Thomas M. Smith, Jr.                  .   reviews compliance with Republic's conflict of
Peter Van Pelt                               interest policy
Steven E. Zack



Name of Committee
And Members                                          Function of the Committee                  Meetings in 1999
---------------------                                -------------------------                  ----------------
PERSONNEL, COMPENSATION AND
NOMINATING
Jeoffrey K. Stross,                      .   advises Republic Board on tenure, potential                3
   Chairperson                               conflicts of interests and related matters
Mary P. Cauley                           .   approves standards for setting executive
Steven Coleman                               compensation levels
George A. Eastman                        .   grants awards under incentive bonus plan
Howard J. Hulsman                        .   sets compensation for senior officers
Dennis J. Ibold                          .   makes executive compensation recommendations to
Kelly E. Miller                              Republic Board when full Republic Board
                                             approval required
                                         .   reviews senior management development and
                                             evaluation programs

     No incumbent director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during 1999, except for Mr. Miller who attended 63% of the meetings.

     The Personnel, Compensation and Nominating Committee will consider director nominees recommended by security holders. Recommendations should be submitted in writing and a reasonable time before we mail our proxy materials for the applicable meeting of stockholders. We recommend that any such recommendations for next year's annual meeting be submitted to George E. Parker III, Esq., Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867, on or before February 12, 2001.

DIRECTOR COMPENSATION

     Directors who are also officers do not receive additional compensation for their service as directors. In 1999, compensation for non-employee directors included the following:

  . an annual retainer consisting of a warrant to acquire 1,500 shares of Republic common stock at fair market value on the date the warrant is issued;
  .  $800 for each Board meeting attended;
  . $600 for each Board committee meeting not held in conjunction with a Board or another committee meeting; and
  . $300 for each Board committee meeting held in conjunction with a Board or another committee meeting.

     All director compensation is payable in Republic common stock under the Republic Bancorp Inc. Director Compensation Plan.

               RATIFICATION OF AMENDMENT TO 1998 STOCK OPTION PLAN

GENERAL

     In 1998 your Board of Directors adopted, and you approved, the Republic Bancorp Inc. 1998 Stock Option Plan. At the time it was adopted, the maximum number of shares of common stock that could be issued under that plan was 1,375,000. Your Board of Directors has approved an amendment to the 1998 Stock Option Plan that would increase the maximum number of shares that could be issued under the plan, including all of the shares issued under the plan to date, to 2,375,000.

     Your Board of Directors believes that the 1998 Stock Option Plan plays a significant role in attracting, retaining and motivating the best qualified officers and other key employees, and enhances the long-term mutuality of interest between Republic's shareholders and its officers and key employees. This amendment is expected to facilitate the continuation of these important benefits to Republic.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

     If a majority of the shares of common stock entitled to vote at the meeting are voted FOR the amendment, then the amendment will be approved.

SUMMARY OF THE PLAN

     Here is a summary of the significant terms of the 1998 Stock Option Plan, as amended:


Total number of
    shares covered                      2,375,000 shares (including all shares issued to date).

Administration                          Your Board of Directors' Personnel, Compensation and Nominating Committee
                                        administers this plan.

Eligible persons                        All full-time employees of Republic.

                                        As of the date of this proxy statement, no determination has been made regarding the identity of the employees to whom awards of options may be made under this plan or the number and type of such awards that will be made to any such officer or key employee. All employees of Republic will be eligible to receive options under this plan, including the Chief Executive Officer and the other most highly compensated executive officers named in the Summary
                                        Compensation Table.

Exercise price                          The closing price of Republic's common stock on the date the option is granted.

Maximum number of options               The maximum number of shares of common stock for which a participant may receive awards of options is limited to 68,750 shares of common stock over a one-year period. However, that annual maximum does not include tandem options issued under our Voluntary Management Stock Accumulation Program, which are subject to the maximum limits established by its terms.



Duration of Options                     Generally 10 years, but could be a shorter period.

Vesting of Options                      Options will generally vest over afour-year period, with 25% of the options becoming exercisable on each anniversary of the date the option was granted. But we can alter this vesting schedule.

Exercise of Options                     The holder of an option can choose to pay the exercise price of the option in cash, with Republic's common stock (valued at the closing price of the common stock on the exercise date) or by a cashless exercise. In a cashless exercise, the option holder irrevocably instructs his or her stockbroker to sell the shares to be acquired upon exercise of the option and pay the exercise price to Republic.

Transferability                         Options are not transferable except by will or by intestate succession.

Term of Plan                            This plan will expire on February 18, 2008, unless we terminate it earlier, but such termination will not affect any options then outstanding under this plan.


FEDERAL INCOME TAX CONSEQUENCES

     NON-QUALIFIED STOCK OPTIONS. An individual will not recognize income upon the grant of a non-qualified stock option. The individual will generally recognize ordinary income upon the exercise of a non-qualified stock option, in which event Republic will receive a tax deduction for compensation equal to the amount of income recognized, for the excess of the fair market value on the exercise date of the shares of common stock acquired over the aggregate exercise price paid. Any ordinary income recognized by an individual upon the exercise of a non-qualified stock option will increase such individual's tax basis for the shares of common stock received. Upon a subsequent sale or exchange of such shares, the individual will recognize capital gain or loss to the extent of the difference between the selling price of such shares and the tax basis in such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending on the individual's holding period for such shares of common stock.

     INCENTIVE STOCK OPTIONS. An employee will not recognize income upon either the grant of an incentive stock option or upon the exercise of the incentive stock option. The employee will recognize gain or loss, depending on such individual's basis in the shares of common stock (which is generally equal to the exercise price paid for the shares of common stock), upon the sale or other disposition of the shares of common stock acquired upon exercise. If certain statutory holding periods are met, such gain or loss will be long-term capital gain or loss and Republic will not be entitled to any Federal income tax deduction. If the holding periods are not met, the employee may be required to recognize ordinary income and Republic will be entitled to a tax deduction for compensation equal to the amount of ordinary income, if any, recognized, provided that applicable withholding requirements are satisfied. Incentive stock options will be treated as non-qualified stock options to the extent that the aggregate fair market value of the shares of common stock (determined at the time the options are granted) with respect to which incentive stock options are exercisable for the first time by an individual during a calendar year (whether as a result of acceleration of exercisability or otherwise) exceeds $100,000. An employee who exercises an incentive stock option may be subject to an alternative minimum tax since, for purposes of the alternative minimum tax, the option will be treated as a non-qualified stock option. Accordingly, the taxable event for alternative minimum tax purposes will generally occur on the exercise of the option.

     OTHER MATTERS. The 1998 Stock Option Plan, as amended, is intended to comply with Section 162(m) of the Internal Revenue Code which was enacted as part of the Omnibus Budget Reconciliation Act of 1993. Upon stockholder approval, options awarded under this plan will qualify as performance-based compensation as defined in Code Section 162(m) and the regulations issued by the Department of the Treasury under such section. As such, the income attributable to such options will not be subject to the $1 million deduction limit of Code
Section 162(m).

     This is only a summary of the federal income tax consequences of the grant and exercise of options under the 1998 Stock Option Plan, as amended. It is not a complete statement of all tax consequences. In particular, we have not discussed the income tax laws of any municipality, state, or foreign country.

                               EXECUTIVE OFFICERS

     During 1999, your executive officers consisted of the persons named below. Your executive officers are elected annually and serve at the pleasure of your Board of Directors.


Name                                          Age                  Current Position
----                                          ---                  ----------------
Jerry D. Campbell                             59                Chairman of the Board
Dana M. Cluckey                               40                President and Chief Executive Officer
Barry J. Eckhold                              53                Senior Vice President and Chief Credit Officer
Thomas F. Menacher                            43                Executive Vice President, Treasurer and CFO
George E. Parker III                          65                General Counsel, Corporate Secretary

     For information with respect to Messrs. Campbell and Cluckey, see "Election of Directors" on page 3.

     Barry J. Eckhold has served as Senior Vice President and Chief Credit Officer of Republic for one year and Vice President and Chief Credit Officer for more than five years.

     Thomas F. Menacher has served as Executive Vice President, Treasurer and Chief Financial Officer of Republic for one year and Senior Vice President, Treasurer and Chief Financial Officer for more than five years.

     George E. Parker III has been General Counsel and Corporate Secretary of Republic since 1997. He was a principal of the law firm of Miller, Canfield, Paddock and Stone, P.L.C., of Detroit, Michigan for more than twenty-five years.

SUMMARY COMPENSATION TABLE

     The following table shows the compensation paid in all capacities by Republic and its subsidiaries during fiscal years 1999, 1998 and 1997 to the Chief Executive Officer of Republic and the only other executive officers of Republic whose salary and bonus exceeded $100,000 in 1999.


                                                                       LONG-TERM
                                  ANNUAL COMPENSATION              COMPENSATION AWARDS
                              -------------------------------     ------------------------
                                                                   RESTRICTED      STOCK       ALL OTHER
NAME AND PRINCIPAL                       SALARY       BONUS       STOCK AWARD(S)  OPTIONS     COMPENSATION
POSITION DURING 1999          YEAR       ($)(1)       ($)(1)           ($)         (#)(2)         ($)(3)
--------------------          ----      -------     ---------     -------------   --------    ------------
Jerry D. Campbell             1999      302,936     1,253,500            -         149,241        5,000
Chairman, CEO                 1998      255,000       940,000      113,250(4)       68,750        5,000
                              1997      164,151       754,500       62,500(4)       45,374        4,750

Dana M. Cluckey               1999      206,592       945,166            -         149,241        5,000
President, COO                1998      170,000       745,000      113,250(5)       68,750        5,000
                              1997      150,000       609,000       37,500(5)       45,374        4,750

Barry J. Eckhold              1999      150,000       464,499            -          47,491        5,000
Senior Vice President,        1998      140,000       448,678       56,625(6)       46,200        5,000
Chief Credit Officer          1997      130,000       383,393       37,500(6)       18,149        4,750

Thomas F. Menacher            1999      130,000       610,083            -          41,784        5,000
Executive Vice President,     1998      120,000       455,000       28,313(7)       24,741        5,000
Treasurer, CFO                1997      100,000       352,250       12,500(7)       15,124        3,446

George E. Parker III          1999      108,500       104,160            -          10,168        5,000
General Counsel,              1998      105,000        86,310        9,438(8)       10,444        2,685
Corporate Secretary           1997      100,000        56,800       31,250(8)        7,562            -

-------------------------

(1) Includes compensation deferred under Republic's deferred compensation plan. During 1999 Mr. Campbell deferred $50,000 of salary, Mr. Cluckey deferred $10,000 of bonus and Mr. Menacher deferred $110,083 of bonus.

(2) Includes tandem stock options issued under Republic's Voluntary Management Stock Accumulation Program, which allows each key employee to make annual elections to acquire up to 13,750 shares of Republic common stock. For each share purchased by a participant, two tandem options are granted. During 1999 Messrs. Campbell, Cluckey and Eckhold each received 25,490 stock options as a result of their purchase of 12,745 shares of stock, Mr. Menacher received 13,184 options as a result of his purchase of 6,592 shares of stock, and Mr. Parker received 4,118 options as a result of his purchase of 2,059 shares of stock.

(3) Amounts shown consist of sums paid as matching contributions to the accounts of Messrs. Campbell, Cluckey, Eckhold, Menacher and Parker under Republic's tax-deferred savings plan.

(4) Amounts shown represents the value of 8,250 shares of restricted stock issued on March 9, 1998 and 7,562 shares of restricted stock issued on February 10, 1997. At December 31, 1999, Mr. Campbell owned 15,812 shares of restricted stock worth $191,958. Of these shares, 7,562 vest in February 2001 and 8,250 vest in March 2002. Mr. Campbell is entitled to all dividends paid on such shares of restricted stock.

(5) Amounts shown represent the value of 8,250 shares of restricted stock issued on March 9, 1998 and 4,537 shares of restricted stock issued on February 10, 1997. At December 31, 1999, Mr. Cluckey owned 12,787 shares of restricted stock worth $155,234. Of these shares, 4,537 shares vest in February 2001 and 8,250 vest in March 2002. Mr. Cluckey is entitled to all dividends paid on such shares of restricted stock.

 (6) Amounts shown represent the value of 4,125 shares of restricted stock issued on March 9, 1998 and 4,537 shares of restricted stock issued on February 10, 1997. At December 31, 1999, Mr. Eckhold owned 8,662 shares of restricted stock worth $105,157. Of these shares, 4,537 shares vest in February 2001, and 4,125 shares vest in March 2002. Mr. Eckhold is entitled to all dividends paid on such shares of restricted stock.

(7) Amounts shown represent the value of 2,062 shares of restricted stock issued on March 9, 1998 and 1,512 shares of restricted stock issued on February 10, 1997. At December 31, 1999, Mr. Menacher owned 3,574 shares of restricted stock worth $43,388. Of these shares, 1,512 shares vest in February 2001 and 2,062 shares vest in March 2002. Mr. Menacher is entitled to all dividends paid on such shares of restricted stock.

(8) Amounts shown represent the value of 687 shares of restricted stock issued on March 9, 1998 and 3,780 shares of restricted stock issued on February 10, 1997. At December 31, 1999, Mr. Parker owned 4,467 shares of restricted stock worth $54,229. Of these shares, 3,780 shares vest in February 2001 and 687 shares vest in March 2002. Mr. Parker is entitled to all dividends paid on such shares of restricted stock.

AGGREGATE OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock options granted to Republic's named executive officers in 1999.


                                                    PERCENTAGE OF
                                  NUMBER OF         TOTAL OPTIONS                                         GRANT DATE
                                   SHARES            GRANTED TO        EXERCISE OR                          PRESENT
                                 UNDERLYING         EMPLOYEES IN       BASE PRICE        EXPIRATION          VALUE
NAME                               OPTIONS           FISCAL YEAR        ($/SHARE)           DATE            ($)(1)
----                               -------           -----------        --------         ----------       -----------

Jerry D. Campbell                  123,750                10.03%           11.14           01/2009            264,825
                                    25,490(3)              2.07%           11.25           02/2009             54,551

Dana M. Cluckey                    123,750                10.03%           11.14           01/2009            264,825
                                    25,490(3)              2.07%           11.25           02/2009             54,551

Barry J. Eckhold                    22,000                                 11.14           01/2009             47,080
                                    25,490(3)              2.07%           11.25           02/2009             54,551

Thomas F. Menacher                  27,500                 2.23%           11.14           01/2009             58,850
                                    13,184                 1.07%           11.25           02/2009             28,214
                                     1,100                  .09%           11.36           05/2009             12,496

George E. Parker III                 5,500                  .45%           11.14           01/2009             11,770
                                     4,118                  .33%           11.25           02/2009              8,813
                                       550                  .04%           11.36           05/2009              1,177

All stockholders(2)             45,285,745                   N/A             N/A               N/A         96,911,494

-------------------------

(1) The value of each grant was estimated to be $2.14 per share on the date of grant using the Black-Scholes Option pricing model with the following assumptions: estimated volatility of 25.8%; risk-free interest rate of 5.00% (based on returns available through U.S. Treasury bonds); dividend yield of 4.02% paid through expiration; and 10 years to expiration of options. The grant date present values are net of exercise price, but before deduction of taxes associated with exercise. These amounts are based on a pricing model only and do not represent Republic's estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on future performance of the common stock, overall market conditions and the option holders' continued employment through vesting periods if applicable.

(2) Represents the potential appreciation in aggregate stockholder value applying the Black-Scholes pricing model and the assumptions used in footnote 1 against total shares outstanding on December 31, 1999.

(3) Represents tandem stock options issued under Republic's Voluntary Management Stock Accumulation Program.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table sets forth certain information concerning the number and value of stock options, and/or warrants exercised during 1999, and held at December 31, 1999, by Republic's named executive officers.


                                                                    NUMBER OF                VALUE OF
                                                                SHARES UNDERLYING           UNEXERCISED
                                                                   UNEXERCISED             IN-THE-MONEY
                            NUMBER OF            VALUE             OPTIONS AT               OPTIONS AT
                             SHARES            REALIZED          FISCAL YEAR-END          FISCAL YEAR-END
                            ACQUIRED         (PRE-TAX)(1)         EXERCISABLE/             EXERCISABLE/
NAME                       ON EXERCISE            ($)             UNEXERCISABLE            UNEXERCISABLE ($)(2)
----                       -----------            ---             -------------            -----------------
Jerry D. Campbell                  -                  -          215,477/121,741           954,521/ 91,712

Dana M. Cluckey                1,290             11,651          141,624/121,741           219,791/ 91,712

Barry J. Eckhold                   -                  -           41,238/ 76,641            96,426/ 44,775

Thomas F. Menacher                 -                  -           49,009/ 49,750           146,080/ 40,199

George E. Parker III               -                  -           14,437/ 13,737            27,427/  9,614

------------------

(1) For purposes of this column, "value" is determined for each exercised option by subtracting the exercise price from the sales price received by the particular officer for Republic common stock on the exercise date, as reported on The Nasdaq Stock Market(R).

(2) For purposes of this column, "value" is determined for each unexercised option by subtracting the aggregate exercise price for the option shares from the closing price for Republic common stock on The Nasdaq Stock Market(R) of $12.14 as of December 31, 1999.

COMPENSATION COMMITTEE REPORT

     The report which follows is provided to stockholders by the members of the Personnel, Compensation and Nominating Committee of your Board of Directors.

     GENERAL. The Personnel, Compensation and Nominating Committee has been a standing committee of your Board of Directors since 1985. Only "outside" non-employee directors have served on this committee. Among its other duties, this committee is charged with the responsibilities, subject to the approval of your Board of Directors, of establishing, periodically reevaluating and, as appropriate, adjusting and administering Republic's policies concerning the compensation of management personnel, including the Chief Executive Officer and all other executive officers. This committee is responsible for annually determining and recommending to your entire Board of Directors the annual base salary for each executive officer and for establishing the criteria under which cash incentive bonuses may be paid to such executive officers for the year. In addition, this committee administers Republic's current management incentive bonus plan, Republic's 1997 and 1998 stock option plans, Republic's amended and restated incentive stock plan, and Republic's Voluntary Management Stock Accumulation Program.

     For a number of years, including fiscal 1999, a basic tenet of Republic's compensation policy has been to directly link a substantial portion of the annual compensation of executive officers, as well as other key management personnel, to operating performance for the year. This "pay for performance" philosophy has been implemented through Republic's incentive bonus plan since its adoption in 1991.

     Another basic tenet of Republic's compensation philosophy is to tie compensation for key employees to the market value of common stock. This linking of compensation closely aligns the interests of such employees with those of Republic's stockholders and provides an incentive for increasing stockholder value over the long term. This philosophy has been implemented through the 1997 and 1998 stock option plans, its incentive stock plan and its Voluntary Management Stock Accumulation Program. In addition, for the year 2000, a portion of senior officers' bonuses will be paid in restricted common stock.

     Overall, Republic's compensation policies have been aimed at providing executive officers with compensation opportunities competitive with those provided executives with comparable experience and responsibilities at comparable companies, while at the same time tying a substantial portion of such potential compensation to the achievement of performance goals determined by this committee.

     BASE SALARIES. Base salaries of Republic's executive officer's are less than Republic's peer group. Republic's executive officers then have an opportunity to earn above peer group compensation through attainment of above peer group financial performance. Base salaries for executive officers are initially established by evaluating the responsibilities of the position to be held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for annual adjustments to the base salaries of Republic's executive officers, this committee focuses primarily on similar "executive marketplace" data, including survey material on salary movements and range improvement for peer executives. It also considers the extent of Republic's success in meeting return on equity and earnings per share goals ("financial goals") for the most recently completed fiscal year and assesses the performance rendered by Republic's executive officers during the year.

     Mr. Campbell's 1999 base salary as Chief Executive Officer was $302,936. In January 2000, Mr. Dana Cluckey became President and Chief Executive Officer. Mr. Cluckey's base salary for 2000 was set at $300,000. Based on survey data, the salary paid to Republic's Chief Executive Officer remains less than that of Republic's peer group at approximately 70% of peer.

     INCENTIVE BONUS PLAN. Any cash bonuses awarded to executive officers for fiscal 1999 were pursuant to Republic's incentive bonus plan. That plan enables executive officers to earn an annual cash bonus generally ranging from 100% to 500% of base salary for the fiscal year, but only if Republic's financial goals for the year have met or exceeded a target amount established at the start of the year. If the financial results are less than the target but above a certain minimum amount, the maximum cash bonus which an executive officer may be awarded for the year is reduced proportionately. Both the target and minimum financial goals for the year are determined by this committee at the start of the year based on an analysis of historical data, strategic issues and general business conditions.

     After fiscal year-end, the cash bonus potentially awardable to an executive officer for that year is determined as described above. For fiscal 1999, Republic exceeded the target amount established by this committee. As a result, Mr. Campbell and other executive officers received bonus awards based on achieving their respective financial goals. Mr. Campbell received a bonus of $1,253,500 for fiscal 1999.

     INCENTIVE PLANS AND PROGRAMS. Republic's 1997 and 1998 stock option plans, its incentive stock plan and its Voluntary Management Stock Accumulation Program provide for the grant of options to purchase common stock and awards of incentive stock, respectively, to executive officers and key employees of Republic and its subsidiaries who are expected to contribute materially to Republic's success in the future. The awards of options and restricted stock made to executive officers and key employees during 1999 were determined in light of the above criterion and after consideration of performance factors similar to those applicable under Republic's incentive bonus plan, including Republic's financial goals for fiscal 1999. Each named executive officer was awarded options during 1999. The amount of each grant is shown in the summary compensation table and the aggregate option/SAR grants in last fiscal year table. No incentive stock was awarded to named officers in 1999. See "Executive Officers - Summary Compensation Table" and "Executive Officers - Aggregate Option/SAR Grants in Last Fiscal Year."

     Personnel, Compensation and Nominating Committee Members

          Jeoffrey K. Stross, Chairperson              Howard J. Hulsman

          Mary P. Cauley                               Dennis J. Ibold

          Steven Coleman                               Kelly E. Miller

          George A. Eastman

     The above compensation committee report shall not be deemed incorporated by reference into any filings by Republic under the Securities Act or the Exchange Act, except to the extent that Republic specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, where one of their executive officers served on the compensation committee of Republic. No executive officer of Republic served as a director of another entity, where one of their executive officers served on the compensation committee of Republic. No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, where one of their executive officers served as a director of Republic.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. George B. Smith, Chairman of the Board of Republic Banc Mortgage Corporation. and a director of Republic, receives a bonus based upon office profitability and Republic Banc Mortgage Corporation's return on equity. For 1999, a bonus of $50,000 was paid to Mr. Smith. Mr. Smith's bonus plan was approved by the Personnel, Compensation and Nominating Committee and your Board of Directors.

     Republic's subsidiary banks, Republic Bank and D&N Bank, have, in the normal course of business, made loans to certain Republic directors and officers and to organizations in which some of those directors and officers have an interest. In the opinion of management, all of these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility. Republic's named executive officers do not have any loans with any of Republic's subsidiaries.

                             STOCK PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total stockholder return on Republic common stock for the last five fiscal years with the cumulative total return on:


  . The Nasdaq Stock Market(R) Index, which is comprised of all United States common shares traded on The Nasdaq Stock Market(R); and

  . The Nasdaq Bank Stocks Index, which is comprised of bank and bank holding company common shares traded on The Nasdaq Stock Market(R) over the same period.

     The following graph assumes the investment of $100 in Republic common stock, The Nasdaq Stock Market(R) Index and The Nasdaq Bank Stocks Index on December 31, 1994 and the reinvestment of all dividends. The returns shown on the graph are not necessarily indicative of future performance.

                           [Stock Performance Graph]

The dollar values for total stockholder return plotted in the graph above are shown in the table below.

                                           NASDAQ
                                       STOCK MARKET(R)        NASDAQ
       YEAR               RBNC        (U.S. COMPANIES)      BANK STOCKS
       ----              -----        ----------------      -----------
       1994              100.0             100.0               100.0
       1995              123.3             141.3               149.0
       1996              151.8             173.9               196.7
       1997              315.5             213.1               329.4
       1998              256.6             300.2               327.1
       1999              258.2             542.4               314.4

     The above stock performance graph shall not be deemed incorporated by reference into any filings by Republic under the Securities Act or the Exchange Act, except to the extent that Republic specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act.

                                 STOCK OWNERSHIP

     There are no stockholders known to us to have been the beneficial owner of more than 5% of the outstanding shares of Republic common stock as of December 31, 1999.

     The following table shows the number of shares of common stock beneficially owned (as of December 31, 1999) by:

  .  each director

  .  each executive officer named in the Summary Compensation Table; and

  .  the directors and executive officers as a group.


Name of                             Number of            Right            Restricted    Percentage of
Beneficial Owner (1)                Shares Owned(2)      to Acquire(3)    Stock(4)      Outstanding Shares(5)
--------------------                ---------------      -------------    --------      ---------------------

Jerry D. Campbell                       110,579             232,665         37,399                 *
Dana M. Cluckey                          60,846             158,812         34,374                 *
Barry J. Eckhold                         49,401              46,735         30,249                 *
Thomas F. Menacher                       18,367              55,884         12,165                 *
George E. Parker III                     20,152              15,812          7,637                 *
Joseph C. Bromley (6)                    20,811              41,422              -                 *
George J. Butvilas                      276,064             232,229              -                 1.12%
Mary P. Cauley                            1,902               8,390              -                 *
Steven Coleman                            1,944               8,390              -                 *
Bruce L. Cook (6)                        78,422              14,529              -                 *
Richard J. Cramer                        67,922              14,529              -                 *
George A. Eastman                       287,144              14,529              -                 *
Howard J. Hulsman                       581,535              14,529              -                 1.32%
Gary Hurand                             100,844              14,529              -                 *
Dennis J. Ibold                         178,922              12,316              -                 *
Stanley A. Jacobson                     296,728              24,906              -                 *
John J. Lennon                           28,843              12,316              -                 *
Sam H. McGoun                            52,713               3,712              -                 *
Kelly E. Miller                         190,059              14,529              -                 *
Joe D. Pentecost                        411,730              12,316              -                 *
Randolph P. Piper                        43,452              67,848              -                 *
Isaac J. Powell                           3,792               3,712              -                 *
Kenneth D. Seaton (6)                    87,504              24,906              -                 *
B. Thomas M. Smith, Jr.                 517,570              41,422              -                 1.23%
George B. Smith (6)                     848,436                   -              -                 1.87%
Jeoffrey K. Stross                       27,245              14,529              -                 *
Peter Van Pelt                           12,798              67,848              -                 *
Steven E. Zack                           92,684              24,906              -                 *

All Directors and
Executive Officers as
a group (28 persons)                  4,468,409           1,198,250        121,824                 12.45%

----------------------------

(1) The address for each named person is 1070 East Main Street, Owosso, Michigan 48867.

(2) The number of shares stated for each named person includes shares for which the named person has sole voting and investment power or has shared voting and investment power with a spouse. It also includes shares held in Republic's 401(k) plan or in an individual retirement account over which the named person has control, shares held by any corporation of which the named person is a director, executive officer or controlling stockholder, shares held by a trust of which the named person, or his or her spouse, is a trustee or custodian, shares held by a partnership which the named person is a general partner, and shares held by a spouse or minor children.

         The number of shares stated for each named person excludes shares that are restricted stock holdings, or may be acquired through stock option exercises.

(3) Number of shares that can be acquired through stock options or warrants exercised within sixty days of December 31, 1999.

(4) Number of shares subject to a vesting schedule, forfeiture risk and other restrictions, includes shares purchased under Republic's Voluntary Management Stock Accumulation Program.

(5) * indicates that the named person owns less than one percent of Republic common stock.

(6) Messrs. Bromley, Cook, Seaton and G. Smith are retiring from the Board of Directors effective April 26, 2000.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Ernst & Young LLP, independent certified public accountants for fiscal 1999, have been reappointed by your Board of Directors for fiscal 2000. Representatives of Ernst & Young LLP will be present at the Republic meeting to respond to appropriate questions by stockholders and to make a statement if they so desire.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Republic's directors and executive officers, and persons who own more than 10 percent of a registered class of Republic's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Republic common stock and other equity securities of Republic. Officers, directors and greater than 10 percent stockholders are required by the SEC regulation to furnish Republic with copies of all Section 16(a) forms they file.

     To Republic's knowledge, based solely on a review of the copies of such reports furnished to Republic and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 1999, with the exception of Mr. Pentecost who missed a Form 4 filing date.

                             SOLICITATION OF PROXIES

     Republic is paying for this proxy solicitation. In addition to sending you these materials, some of our employees may contact you in person, by mail, or by telecommunications equipment (including telephone, telegrams and datagrams), to solicit your proxy. None of these employees will receive any extra compensation for doing this. We have also retained Corporate Investor Communications, Inc. to assist us in soliciting your proxy for a fee of $5,500 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in soliciting your proxy.

                              STOCKHOLDER PROPOSALS

     Any Republic stockholder who wishes to submit a security holder proposal for possible inclusion in the proxy statement and proxy for Republic's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC must do so on or before November 29, 2000. The proposal must comply with the rules and regulations of the SEC then in effect and must be transmitted by registered or certified mail to George E. Parker III, Esq., Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867.

     Any stockholder who wishes to submit a security holder proposal for possible inclusion in the proxy statement and proxy for Republic's 2001 annual meeting of stockholders other than pursuant to Rule 14a-8 of the SEC must do so on or before February 12, 2001. Otherwise, pursuant to Rule 14a-4 of the SEC, management proxies will be allowed to use their discretionary voting authority when that proposal is raised at that meeting. The proposal must be transmitted by registered or certified mail to George E. Parker III, Esq., Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867.

                                  OTHER MATTERS

     No nominee or any of our directors or executive officers is related to any other nominee or director or executive officer of Republic (or of any of its subsidiaries) by blood, marriage or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers and any other person pursuant to which that nominee or director or executive officer was nominated or elected a director or elected an executive officer of Republic or any of its subsidiaries.

     No director or executive officer of Republic is a party to any material legal proceeding, or has a material interest in any such legal proceeding that is adverse to Republic or any of its subsidiaries.

     We are not aware of any business to come before this meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     A copy of our Annual Report on Form 10-K for the year ended December 31, 1999 (without exhibits) has been provided with this notice and proxy statement.

     We will provide you, upon your written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 1999, including the financial statements and the financial schedules, required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act for our most recent fiscal year. Your request should be directed to George E. Parker III, Esq., Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867.

     Copies of our Form 10-K and other filings we have made with the SEC may be obtained through our web site at http://www.republicbancorp.com.

     No person is authorized to give any information or to make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

                             REPUBLIC BANCORP INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          For the 2000 Annual Meeting of Stockholders to be held on
                           Wednesday, April 26, 2000

The Stockholder executing this Proxy appoints Dana M. Cluckey, Thomas F. Menacher and George E. Parker III, and each of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of Republic Bancorp Inc. ("Republic") that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of Republic referred to above and at any adjournment(s) or postponement(s) of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REPUBLIC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED CUMULATIVELY FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE (WITH THE VOTES SPLIT EQUALLY AMONG THOSE NOMINEES) AND FOR THE RATIFICATION, APPROVAL AND ADOPTION OF THE AMENDMENT TO THE REPUBLIC BANCORP INC. 1998 STOCK OPTION PLAN. THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE REPUBLIC'S 2000 ANNUAL MEETING OF STOCKHOLDERS.


     PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.


HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?

                             REPUBLIC BANCORP INC.

The Board of Directors recommends that you vote FOR the election of each of the 21 Director nominees and FOR proposal 2.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

CONTROL NUMBER:
RECORD DATE SHARES:


                                                           With-
                                                           hold
1. The election of 21 directors to the         For All      For   Cumulative
   Board of Directors of Republic for         Nominees      All     Voting
   terms expiring at the next Annual
   Meeting of Stockholders, and upon
   the election and qualification of
   their successors or upon their earlier
   resignation or removal.

             Cumulative votes for one or more nominees as follows:

          (01) Jerry D. Campbell __       (11) Stanley A. Jacobson __
          (02) Dana M. Cluckey __         (12) John J. Lennon __
          (03) George J. Butvilas __      (13) Sam H. McGoun __
          (04) Mary P. Cauley __          (14) Kelly E. Miller __
          (05) Steven Coleman __          (15) Joe D. Pentecost __
          (06) Richard J. Cramer, Sr. __  (16) Randolph P. Piper __
          (07) Dr. George A. Eastman __   (17) Dr. Isaac J. Powell __
          (08) Howard J. Hulsman __       (18) B. Thomas M. Smith, Jr. __
          (09) Gary Hurand __             (19) Dr. Jeoffrey K. Stross __
          (10) Dennis J. Ibold __         (20) Peter Van Pelt __
                                          (21) Steven E. Zack __

NOTE: Your votes will be split equally among all nominees unless you mark the "Cumulative Voting" box and record your vote beside a nominee. You may withhold authority to vote as to any nominee by marking the "Cumulative Voting" box and not recording any vote to that nominee.

                                               For     Against     Abstain
2. Ratification, approval and adoption
   of an amendment to the Republic
   Bancorp Inc. 1998 Stock Option Plan.        __         __          __


The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to Republic's 2000 Annual Meeting of Stockholders, and
(ii) acknowledges receipt of the Notice and Proxy Statement for Republic's 2000 Annual Meeting of Stockholders.